UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2025

U.S. GOLD CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-08266	22-1831409
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1910 E. Idaho Street, Suite 102-Box 604, Elko, NV 89801

(Address of principal executive offices) (Zip Code)

(800) 557-4550

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	USAU	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 23, 2025, U.S. Gold Corp. (the “Company”) entered into a series of securities purchase agreements (the “Purchase Agreements”) with certain investors (the “Purchasers”), for the sale and issuance in a non-brokered private placement of an aggregate of 1,922,159 shares of the Company’s common stock, par value $0.001 per share, at a purchase price of $16.25 per share. In addition, the Company agreed to issue to the Purchasers, unregistered common stock purchase warrants to purchase up to an aggregate of 961,077 shares of common stock. The foregoing transaction is referred to herein as the “Private Placement.”

The common stock purchase warrants issued to the Purchasers in the Private Placement have an exercise price of $23.00 per share and will expire two years thereafter. The terms of such common stock purchase warrants preclude a holder thereof from exercising such holder’s common stock purchase warrants, and the Company from giving effect to such exercise, if after giving effect to the issuance of common stock upon such exercise, the holder (together with the holder’s affiliates) would beneficially own in excess of 4.99% (or at the election of the applicable Purchasers, 9.99%) of the number of shares of common stock outstanding immediately after giving effect to the issuance of common stock upon such exercise.

The Purchase Agreements include a Registration Rights Schedule (the “Registration Rights Schedule”) pursuant to which the Purchasers are entitled to certain resale registration rights with respect to shares of the Company’s common stock issued to the Purchasers, as well as the shares of common stock underlying the common stock purchase warrants issued to the Purchasers. Pursuant to the Registration Rights Schedule, the Company will be required to prepare and file a resale registration statement with the Securities and Exchange Commission (the “SEC”) within 45 days following the closing of the Private Placement. The Company shall use its commercially reasonable efforts to cause this registration statement to be declared effective by the SEC within 90 days following the closing of the Private Placement (or within 120 days following the closing of the Private Placement if the SEC reviews the registration statement).

The common stock and warrants described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated thereunder and, along with the common stock underlying the warrants, have not been registered under the Securities Act or applicable state securities laws. Accordingly, the common stock, warrants and common stock underlying the warrants may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements and in accordance with applicable state securities laws. The securities were offered and sold to “accredited investors” as that term is defined in Rule 501(a) under the Securities Act.

The foregoing descriptions of the Purchase Agreements, the Registration Rights Schedule and the warrants issued in the Private Placement are not complete and are qualified in their entirety by the full text of such documents, copies of which are filed as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information regarding the common stock, warrants and shares of common stock underlying the warrants included in Item 1.01 above, is incorporated by reference into this Item 3.02.

Item 7.01 Regulation FD

On December 23, 2025, the Company issued a press release regarding the Private Placement. A copy of the Company’s press release is attached as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Warrant
10.1	Form of Securities Purchase Agreement
10.2	Form of Registration Rights Schedule
99.1	Press Release, dated December 23, 2025*
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

*Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. GOLD CORP.

(Registrant)

/s/ Eric Alexander
Eric Alexander
Chief Financial Officer

Date: December 23, 2025